Exhibit 99.1

January 27, 2022	For More Information Contact:
For Immediate Release	Jay McConie, EVP and CFO
(516) 671-4900, Ext. 7404

THE FIRST OF LONG ISLAND CORPORATION REPORTS

EARNINGS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2021

Glen Head, New York, January 27, 2022 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported net income and earnings per share for the quarter and year ended December 31, 2021.  In the highlights that follow, all comparisons are to the prior year or quarter unless otherwise indicated.

2021 HIGHLIGHTS

•	Net Income and EPS were $43.1 million and $1.81, respectively, versus $41.2 million and $1.72
•	ROA and ROE were 1.04% and 10.34%, respectively, compared to 1.00% and 10.47%
•	Net interest margin was 2.74% versus 2.64%
•	Repurchased 679,873 shares at a cost of $14.5 million

FOURTH QUARTER HIGHLIGHTS

•	Net interest margin improves to 2.86% versus 2.71% in the third quarter of 2021
•	Strong loan originations of $333 million
•	Recorded charges of $2.0 million related to our announced branch consolidations
•	Incurred debt extinguishment costs of $1.0 million and security gains of $498,000

Analysis of 2021 Earnings

Diluted earnings per share were $1.81 in 2021, an increase of 5.2% from $1.72 in 2020.  Net income for 2021 was $43.1 million, an increase of $1.9 million, or 4.6%, as compared to 2020.  The increase is due to growth in net interest income of $4.8 million, or 4.7%, and an improvement in the provision for credit losses of $5.6 million.  These items were partially offset by increases in noninterest expense, net of debt extinguishment costs, of $6.6 million, or 10.8%, and income tax expense of $1.9 million.

The increase in net interest income reflects a favorable shift in the mix of funding due to an increase in average noninterest-bearing checking deposits of $242.5 million, or 22.0%, and a decline in average interest-bearing liabilities of $250.6 million, or 9.6%.  The increase is also attributable to higher income from SBA Paycheck Protection Program (“PPP”) loans of $2.9 million and prepayment and late fees of $1.1 million.

Partially offsetting the favorable impact of the above items on net interest income was a decline in the average balance of loans of $134.5 million, or 4.3%.  The average yield on interest-earning assets declined 22 basis points (“bps”) from 3.37% for 2020 to 3.15% for 2021. The negative impact of declining asset yields on net interest income was more than offset through reductions in non-maturity and time deposit rates.  The average cost of interest-bearing liabilities declined 44 bps from 1.12% for 2020 to .68% for 2021 helped by the repayment of a maturing interest rate swap in May 2021 that lowered the cost of funds in 2021 by $2.5 million.    Net interest margin for 2021 of 2.74% increased 10 bps as compared to 2.64% for 2020.  Income from PPP loans and prepayment and late fees improved net interest margin by 7 bps and 2 bps, respectively.  We currently anticipate going into 2022 with a net interest margin similar to 4Q21.  The direction of the margin throughout 2022 is largely dependent on changes in the yield curve and competitive conditions.

PPP income for 2021 was $6.5 million driven by an average balance of $108.8 million and a weighted average yield of 6.0%.    As of December 31, 2021, the Bank had $30.5 million of outstanding PPP loans with unearned fees of $978,000.  We expect most of the outstanding PPP loans will be fully satisfied during the first half of 2022.

Although low loan demand throughout most of the first half of 2021 put pressure on the pipeline and originations,  the Bank successfully deployed excess cash during the second half of 2021 into loan originations of $459 million.    The expansion of our lending teams helped grow commercial mortgages by $315.5 million during the year, which now comprise 58.2% of total mortgages compared to 50.9% a year ago.  While commercial and industrial lines of credit have increased, line utilization remains historically low contributing to a decrease in commercial and industrial loans outstanding.    The loan pipeline was $152 million on December 31, 2021 with a weighted average rate of approximately 3.2%.

The provision for credit losses decreased $5.6 million when comparing the full year periods from a provision of $3.0 million in 2020 to a credit of $2.6 million in 2021.  The credit for the current year was mainly due to improvements in economic conditions, asset quality and other portfolio metrics, partially offset by an increase in outstanding commercial mortgage loans and net chargeoffs of $633,000.  The net chargeoffs were mainly the result of discounted sales of eight mortgage loans with varying concerns.

Noninterest income, net of gains on sales of securities, decreased $60,000 in 2021 as compared to 2020.  The decrease is mainly due to a decline in investment services income of $958,000 as the shift to an outside service provider resulted in less assets under management, and a transition payment received in 2020 of $370,000 for the conversion of the Bank’s retail broker and advisory accounts.  These amounts were partially offset by increases in the non-service cost components of the Bank’s defined benefit pension plan of $550,000 and fees from debit and credit cards of $615,000.  We currently anticipate noninterest income to be between $2.5 million to $3.0 million per quarter in 2022 excluding securities gains.

The increase in noninterest expense, net of debt extinguishment costs, of $6.6 million includes charges of $3.2 million related to closing eight branches under our branch optimization strategy. The $3.2 million includes severance-related salary and benefits expense of $123,000 and occupancy and equipment expense related to rent, depreciation and asset disposals of $3.1 million.  The remaining increase in noninterest expense is related to normal increases and changes in operating expenses.  We currently anticipate total 2022 noninterest expense to be in line with 2021 excluding debt extinguishment costs.

Income tax expense increased $1.9 million due to growth in pre-tax earnings in 2021 and an increase in the effective tax rate to 19.2% for 2021 from 16.8% for 2020.  The increase in the effective tax rate is due to a decrease in the percentage of pre-tax income derived from tax-exempt municipal securities and bank-owned life insurance in 2021 and a change in New York State tax law to implement a capital tax in the second quarter of 2021.  We currently anticipate the 2022 effective tax rate to be in line with 2021.

Analysis of Earnings – Fourth Quarter 2021 Versus Fourth Quarter 2020

Net income for the fourth quarter of 2021 of $9.0 million decreased $1.5 million, or 14.4%, from $10.5 million earned in the same quarter of last year.  The decrease is mainly attributable to implementing our branch optimization strategy and debt extinguishment costs noted above, partially offset by higher net interest income due to commercial loan growth and gains on sales of securities.  The Bank completed a deleveraging of the balance sheet that incurred debt extinguishment costs of $1.0 million on the repayment of $39.7 million of long-term debt with a weighted average rate of 2.71%.  The Bank used cash on hand and sold $17.8 million of mortgage-backed securities with a yield of 2.54% at a gain of $498,000 to pay off the debt.

Analysis of Earnings – Fourth Quarter Versus Third Quarter 2021

Net income for the fourth quarter of 2021 decreased $2.4 million from $11.4 million in the third quarter.  The decrease was mainly attributable to the same reasons discussed in the prior paragraph and an increase in the provision for credit losses due to higher mortgage loan originations. These items were partially offset by a decline in income tax expense mainly due to lower pre-tax earnings.

Asset Quality

The Bank’s allowance for credit losses to total loans (reserve coverage ratio) was .96% on December 31, 2021 as compared to 1.09% on December 31, 2020.  The decrease in the reserve coverage ratio was mainly due to improvements in economic conditions, asset quality and other portfolio metrics.    Nonaccrual loans, troubled debt restructurings and loans past due 30 through 89 days remain at low levels.

Capital

The Corporation’s balance sheet remains positioned for growth with a leverage ratio of approximately 10.2% on December 31, 2021.  The Corporation repurchased 378,608 shares of common stock during the fourth quarter of 2021 at a cost of $8.2 million and 679,873 shares during the year at a cost of $14.5 million.  We expect to continue our repurchase program during 2022.

Key Initiatives

We continue focusing on strategic initiatives supporting the growth of our balance sheet with a  profitable relationship banking business. Such initiatives include improving the quality of technology through continuing digital enhancements, optimizing our branch network across a larger geography, using new branding and “CommunityFirst” focus to improve name recognition, enhancing our website and social media presence including the promotion of FirstInvestments, and ongoing recruitment of additional seasoned banking professionals to support our growth initiatives. Renovations of our leased space at 275 Broadhollow Road in Melville, N.Y. for a state-of-the-art branch and office space are nearing completion with occupancy expected to begin during the first quarter of 2022.  Our signage at the Melville location now visibly overlooks  the LIE and Route 110.  Management continues to focus on the areas of cybersecurity, environmental, social and governance practices.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”).  In addition, the pandemic continues to present financial and operating challenges for the Corporation, its customers and the communities it serves.  These challenges may adversely affect the Corporation’s business, results of operations and financial condition for an indefinite period.  The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s annual report on Form 10-K for the year ended December 31, 2021.  The Form 10-K will be available through the Bank’s website at www.fnbli.com on or about March 11, 2022, when it is electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	12/31/21	12/31/20
	(dollars in thousands)
Assets:
Cash and cash equivalents	$43,675	$211,182
Investment securities available-for-sale, at fair value	734,318	662,722

Loans:
Commercial and industrial	90,386	100,015
SBA Paycheck Protection Program	30,534	139,487
Secured by real estate:
Commercial mortgages	1,736,612	1,421,071
Residential mortgages	1,202,374	1,316,727
Home equity lines	44,139	54,005
Consumer and other	991	2,149
	3,105,036	3,033,454
Allowance for credit losses	(29,831)	(33,037)
	3,075,205	3,000,417

Restricted stock, at cost	21,524	20,814
Bank premises and equipment, net	37,523	38,830
Right-of-use asset - operating leases	8,438	12,212
Bank-owned life insurance	107,831	85,432
Pension plan assets, net	19,097	20,109
Deferred income tax benefit	3,987	1,375
Other assets	17,191	16,048
	$4,068,789	$4,069,141
Liabilities:
Deposits:
Checking	$1,400,998	$1,208,073
Savings, NOW and money market	1,685,410	1,679,161
Time	228,837	434,354
	3,315,245	3,321,588

Short-term borrowings	125,000	60,095
Long-term debt	186,322	246,002
Operating lease liability	11,259	13,046
Accrued expenses and other liabilities	17,151	21,292
	3,654,977	3,662,023
Stockholders' Equity:
Common stock, par value $.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 23,240,596 and 23,790,589 shares	2,324	2,379
Surplus	93,480	105,547
Retained earnings	320,321	295,622
	416,125	403,548
Accumulated other comprehensive income (loss), net of tax	(2,313)	3,570
	413,812	407,118
	$4,068,789	$4,069,141

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20
	(dollars in thousands)
Interest and dividend income:
Loans	$106,266	$109,492	$26,835	$26,143
Investment securities:
Taxable	8,162	11,873	1,893	1,901
Nontaxable	8,531	9,851	1,996	2,331
	122,959	131,216	30,724	30,375
Interest expense:
Savings, NOW and money market deposits	4,414	9,097	963	1,151
Time deposits	5,712	10,977	894	2,490
Short-term borrowings	1,427	1,574	365	355
Long-term debt	4,599	7,540	1,131	1,363
	16,152	29,188	3,353	5,359
Net interest income	106,807	102,028	27,371	25,016
Provision (credit) for credit losses	(2,573)	3,006	485	556
Net interest income after provision (credit) for credit losses	109,380	99,022	26,886	24,460

Noninterest income:
Investment services income	1,222	2,180	188	560
Service charges on deposit accounts	2,925	2,962	755	695
Net gains on sales of securities	1,104	2,556	498	—
Other	7,323	6,388	1,919	1,886
	12,574	14,086	3,360	3,141
Noninterest expense:
Salaries and employee benefits	39,753	37,288	10,090	9,010
Occupancy and equipment	15,338	12,370	4,892	3,046
Debt extinguishment	1,021	2,559	1,021	—
Other	12,535	11,364	3,625	2,868
	68,647	63,581	19,628	14,924
Income before income taxes	53,307	49,527	10,618	12,677
Income tax expense	10,218	8,324	1,606	2,148
Net income	$43,089	$41,203	$9,012	$10,529

Share and Per Share Data:
Weighted Average Common Shares	23,655,635	23,859,119	23,462,923	23,833,485
Dilutive stock options and restricted stock units	107,348	53,915	137,194	99,293
	23,762,983	23,913,034	23,600,117	23,932,778

Basic EPS	$1.82	$1.73	$0.38	$0.44
Diluted EPS	1.81	1.72	0.38	0.44
Cash Dividends Declared per share	0.78	0.74	0.20	0.19

FINANCIAL RATIOS
(Unaudited)

ROA	1.04%	1.00%	.88%	1.03%
ROE	10.34%	10.47%	8.50%	10.40%
Net Interest Margin	2.74%	2.64%	2.86%	2.64%
Dividend Payout Ratio	43.09%	43.02%	52.63%	43.18%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	12/31/21		12/31/20
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$460		$1,422
Past due 90 days or more and still accruing	—		—
Nonaccrual	1,235		628
	1,695		2,050
Troubled debt restructurings:
Performing according to their modified terms	554		815
Past due 30 through 89 days	—		—
Past due 90 days or more and still accruing	—		—
Nonaccrual	—		494
	554		1,309
Total past due, nonaccrual and restructured loans:
Restructured and performing according to their modified terms	554		815
Past due 30 through 89 days	460		1,422
Past due 90 days or more and still accruing	—		—
Nonaccrual	1,235		1,122
	2,249		3,359
Other real estate owned	—		—
	$2,249		$3,359

Allowance for loan losses	$29,831		$33,037
Allowance for loan losses as a percentage of total loans	.96%		1.09%
Allowance for loan losses as a multiple of nonaccrual loans	24.2	x	29.4	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Twelve Months Ended December 31,
	2021			2020
(dollars in thousands)	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:
Interest-earning bank balances	$200,063	$261.13%		$135,475	$212.16%
Investment securities:
Taxable	455,532	7,901	1.73	346,956	11,661	3.36
Nontaxable (1)	345,688	10,799	3.12	373,500	12,470	3.34
Loans (1)	2,976,061	106,271	3.57	3,110,512	109,498	3.52
Total interest-earning assets	3,977,344	125,232	3.15	3,966,443	133,841	3.37
Allowance for credit losses	(31,300)			(33,180)
Net interest-earning assets	3,946,044			3,933,263
Cash and due from banks	33,808			33,092
Premises and equipment, net	38,700			39,403
Other assets	133,025			135,109
	$4,151,577			$4,140,867

Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,782,789	4,414.25		$1,683,290	9,097.54
Time deposits	300,374	5,712	1.90	473,720	10,977	2.32
Total interest-bearing deposits	2,083,163	10,126.49		2,157,010	20,074.93
Short-term borrowings	54,416	1,427	2.62	75,805	1,574	2.08
Long-term debt	226,775	4,599	2.03	382,134	7,540	1.97
Total interest-bearing liabilities	2,364,354	16,152.68		2,614,949	29,188	1.12
Checking deposits	1,342,813			1,100,307
Other liabilities	27,525			31,949
	3,734,692			3,747,205
Stockholders' equity	416,885			393,662
	$4,151,577			$4,140,867
Net interest income (1)		$109,080			$104,653
Net interest spread (1)			2.47%			2.25%
Net interest margin (1)			2.74%			2.64%

(1) Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended December 31,
	2021			2020
(dollars in thousands)	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:
Interest-earning bank balances	$148,320	$57.15%		$205,452	$53.10%
Investment securities:
Taxable	453,420	1,836	1.62	318,496	1,848	2.32
Nontaxable (1)	329,171	2,527	3.07	367,334	2,951	3.21
Loans (1)	2,971,545	26,836	3.61	3,002,622	26,145	3.48
Total interest-earning assets	3,902,456	31,256	3.20	3,893,904	30,997	3.18
Allowance for credit losses	(29,507)			(32,866)
Net interest-earning assets	3,872,949			3,861,038
Cash and due from banks	33,160			32,944
Premises and equipment, net	39,703			38,849
Other assets	134,500			134,387
	$4,080,312			$4,067,218

Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,706,945	963.22		$1,671,119	1,151.27
Time deposits	229,024	894	1.55	436,607	2,490	2.27
Total interest-bearing deposits	1,935,969	1,857.38		2,107,726	3,641.69
Short-term borrowings	51,978	365	2.78	58,817	355	2.40
Long-term debt	222,005	1,131	2.02	268,600	1,363	2.02
Total interest-bearing liabilities	2,209,952	3,353.60		2,435,143	5,359.88
Checking deposits	1,423,068			1,197,005
Other liabilities	26,531			32,160
	3,659,551			3,664,308
Stockholders' equity	420,761			402,910
	$4,080,312			$4,067,218
Net interest income (1)		$27,903			$25,638
Net interest spread (1)			2.60%			2.30%
Net interest margin (1)			2.86%			2.64%

(1) Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.